AGREEMENT FOR PURCHASE AND SALE
                         -------------------------------

                                       OF

                                  REAL PROPERTY
                                  -------------



                                 By and Between

                        METRIC INCOME TRUST SERIES, INC.,
                            a California corporation,

                                   as Seller,

                                       and

                          LONDON REALTY COMPANY, L.P.,
                         a Georgia limited partnership,

                                    as Buyer.


                                February 18, 1998

                              Property Located At:

                              1281 Southlake Circle
                                 Morrow, Georgia

                                    Known As:

                               Pearle Vision Store

                                    EXHIBITS


        Exhibit A              -         Legal Description
        Exhibit B              -         Title Report
        Exhibit C              -         List of Due Diligence Items
        Exhibit D              -         Form of Inquiry Memorandum
        Exhibit D-1            -         Schedule of Exceptions
        Exhibit E              -         Form of Transfer Tax Declaration
        Exhibit F              -         Form of Deed
        Exhibit G              -         Form of General Assignment
        Exhibit H              -         Form of Bill of Sale
        Exhibit I              -         Form of Assignment of Lease
        Exhibit J              -         Form of FIRPTA Certificate
        Exhibit K              -         Form of Affidavit of Title
        Exhibit L              -         Form of Letter to Tenant
        Exhibit M              -         Form of Tenant Estoppel

                         AGREEMENT FOR PURCHASE AND SALE
                                       OF
                                  REAL PROPERTY


         THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY is made and entered into as of February 18, 1998 by and between METRIC INCOME TRUST SERIES, INC., a California corporation ("Seller"), and LONDON REALTY COMPANY, L.P., a Georgia limited partnership ("Buyer").

                          ARTICLE 1 - BASIC DEFINITIONS

         Section 1.1 - Closing Date.
         --------------------------
         The term "Closing Date" shall mean the date upon which the escrow described in Article 5 closes, which date shall be no later than the date specified in Section 5.5 hereof.

         Section 1.2 - Contract Period.
         -----------------------------
         The term "Contract Period" shall mean the period from the date of this Agreement through and including the Closing Date.

         Section 1.3 - Inspection Period.
         -------------------------------
         The term "Inspection Period" shall mean the period following the date of this Agreement, ending at 5 p.m. on February 23, 1998.

         Section 1.4 - Intangible Property.
         ---------------------------------
         The term "Intangible Property" shall mean Seller's rights and interests in the following: (i) the Lease, (ii) any service contracts pertaining to the Real Property, (iii) any governmental licenses, permits and approvals held by Seller relating to the occupancy or use of the Real Property, and (iv) any existing warranties held by Seller and given by third parties with respect to the Real Property.

         Section 1.5 - Lease.
         -------------------
         The term "Lease" shall mean that certain Lease Agreement dated May 4, 1988 between Anthony A. Petrarca, as Landlord and Eyelab, Inc., as Tenant, as amended by that certain First Amendment to Lease dated March 31, 1997, between Pearle Vision, Inc., the successor-in-interest to Eyelab, Inc., and Metric Income Trust Series, Inc., the successor-in-interest to Anthony A. Petrarca.

         Section 1.6 - Personal Property.
         -------------------------------
         The term "Personal Property" shall mean Seller's interest, if any, in all furniture, fixtures, machinery, appliances, equipment and other personal property located on the Real Property and utilized in connection with the ownership and operation of the Real Property by Seller, but specifically excluding any and all personal computers, software, facsimile machines and copy machines located on the Real Property or utilized in connection therewith.

         Section 1.7 - Property.
         ----------------------
         The term "Property" shall mean the Real Property, as more particularly described in Exhibit A attached to this Agreement, the Personal Property and the Intangible Property.

         Section 1.8 - Real Property.
         ---------------------------
         The term "Real Property" shall mean that certain real property (including, without limitation, any and all improvements) with a mailing address of 1281 Southlake Circle, Morrow, Georgia. The land component of the Real Property is described with precision in the Title Report.

         Section 1.9 - Title Company.
         ---------------------------
         The term "Title Company" shall mean Chicago Title Insurance Company whose address for this transaction is as follows:

         Chicago Title Insurance Company
         388 Market Street, Suite 1300
         San Francisco, California 94111
         Attn: Ms. Mary Hart, Escrow Officer
         Escrow No. 9726690
         Fax No. (415) 956-2175
         Phone No. (415) 291-5137

         Section 1.10 - Title Report.
         ---------------------------
         The term "Title Report" shall mean the commitment for title insurance with respect to the Real Property, having an effective date of November 5, 1997, issued by the Title Company under its Case No. 97-26690, a copy of which is attached to this Agreement as Exhibit B.

                          ARTICLE 2 - PURCHASE AND SALE

         Section 2.1 - Purchase and Sale.
         -------------------------------
         Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller upon all of the terms, covenants and conditions set forth in this Agreement.

         Section 2.2 - Purchase Price.
         ----------------------------
         The purchase price for the Property (the "Purchase Price") shall be One Million Five Thousand and No/100 Dollars ($1,005,000.00) payable as follows:

         (a) Payment of the Deposit (as such term is hereinafter defined); and

         (b) The balance of the Purchase Price shall be paid in cash through the escrow established pursuant to Section 5.1 on the Closing Date.

         Section 2.3 - Buyer's Review and Seller's Disclaimer.
         ----------------------------------------------------

         (a) On or before the date of this Agreement, Seller has furnished to Buyer copies of each of the documents described on Exhibit C hereto pertaining to the Property. By placing its initials in the space provided below, Buyer acknowledges its receipt of each of the documents to be delivered by Seller described on Exhibit C.

                              Buyer's Initials:/s/
                                               ---

         Buyer shall have until the end of the Inspection Period to approve in writing all of such documents. Any such documents not expressly disapproved by Buyer in writing before the end of the Inspection Period shall be deemed approved.

         Any exceptions to the Title Report, the survey or other documents and information pertaining to exceptions to title not expressly disapproved by Buyer in writing on or before the end of the Inspection Period shall be deemed approved and shall be referred to as the "Exceptions." Within five (5) days after receipt by Buyer of any notice from Title Company identifying the need to amend or add any exception to the Title Report, Buyer shall notify Seller of any objections Buyer may have to said amendment or addition, failure to disapprove such amendment or addition shall be deemed to be approval. Seller shall use reasonable efforts to remove prior to the Closing Date as matters affecting title any disapproved exceptions other than items 1-19 of the Schedule B-Section 2 of the Title Report (all of the foregoing of which shall constitute "Exceptions"), but Seller shall not be required to institute any litigation or incur any cost in excess of $10,000 to do so. If, prior to the Closing Date, Seller notifies Buyer that Seller will not or will not be able to remove any of the disapproved exceptions, then, within five (5) days after the giving of such notice by Seller, or prior to the Closing Date, whichever is earlier, Buyer shall give Seller and Title Company written notice, either that Buyer (i) waives its prior disapproval of the disapproved exceptions and accepts such title as Seller is willing to convey, or (ii) terminates this Agreement.

         (b) Prior to expiration of the Inspection Period, Buyer shall have the right, at its sole cost and expense, to conduct whatever inspections, studies, tests and investigations Buyer desires to conduct relating to the Property including, without limitation, the physical, environmental, economic and legal condition of the Property (the "Inspections"). Buyer shall indemnify and defend

Seller against and hold Seller harmless from any and all loss, cost, claim, liability and expense (including reasonable attorneys fees) arising out of Buyer's activities on the Real Property during the Inspection Period. Prior to expiration of the Inspection Period, Buyer shall complete the Inspections and notify Seller in writing of its approval or disapproval of the Property. Failure to timely disapprove the Property in writing shall be deemed to be approval by Buyer and constitute Buyer's waiver of the condition set forth in Section 3.1
(a) (i) below.

         (c) Buyer hereby agrees that the waiver or satisfaction of the condition set forth in Section 3.1(a) (i) below shall constitute an acknowledgment that Buyer (a) has concluded whatever studies, tests, and investigations Buyer desired to conduct relating to the Property including, without limitation, economic reviews and analyses, soils tests, engineering analyses, environmental analyses and analysis of any applicable records of the planning, building, public works or any other governmental or quasi-governmental entity having or asserting jurisdiction over the Property; (b) has reviewed and read (or has elected not to do so) and has understood all instruments affecting the Property and/or its value which Buyer deems relevant, including, without limiting the generality of the foregoing, all documents referred to in the Title Report and all leases, operating statements, demographic studies and market analyses; (c) and its consultants have made all such independent studies, analyses and investigations, as Buyer has deemed necessary, including, without limitation, those relating to environmental matters and the leasing, occupancy and income of the Property; (d) is relying solely on its own investigations as to the Property and its value and is assuming the risk that adverse physical, economic or other conditions (including, without limitation, adverse environmental conditions (including, without limitation, soils and groundwater conditions) and status of compliance with the requirements of the Americans With Disabilities Act of 1990 or the Fair Housing Act of 1968, as amended) may not have been revealed by such investigation; and (e) that Seller has given Buyer every opportunity to consider, inspect and review to its satisfaction the physical, environmental, economic and legal condition of the Property and all files and information in Seller's possession which Buyer deems material to the purchase of the property.

         (d) Except as otherwise expressly provided in Section 4.1 below, Seller disclaims the making of any representations or warranties, express or implied, regarding the Property or its value or matters affecting the Property, including, without limitation, the physical condition of the Property, title to or the boundaries of the Real Property, pest control matters, soil condition, hazardous waste, toxic substance or other environmental matters, compliance with the Americans With Disabilities Act of 1990, Fair Housing Act of 1968 (as amended) or other building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns and all other information pertaining to the Property. Buyer, moreover, acknowledges (i) that Seller did not develop or construct the Real Property, (ii) that Buyer has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic and legal condition of the Property and (iii) that Buyer is not relying upon any representations and warranties, other than those specifically set forth in Section 4.1 below, made by Seller or anyone acting or claiming to act on Seller's behalf concerning the Property or its value. Buyer further acknowledges that it has not received from Seller any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of its own accounting, tax, legal, architectural, engineering, property management and other advisors. Buyer agrees that the Property is to be sold to and accepted by Buyer in its "AS IS" condition and WITH ALL FAULTS on the Closing Date and assumes the risk that adverse physical, environmental, economic or legal conditions may not have been revealed by its investigation.

         (e) Except with respect to any claims arising out of any breach of covenants, representations or warranties set forth in Sections 4.1 or 4.2 below, Buyer, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, its agents, partners, affiliates, successors and assigns from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this Agreement, which Buyer has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Property. Buyer hereby specifically acknowledges that Buyer has carefully reviewed this subsection and discussed its import with legal counsel and that the provisions of this subsection are a material part of this Agreement.

                              Buyer's Initials:/s/
                                               ---

         Buyer hereby specifically waives the provisions of Section 1542 of the California Civil Code (Section 1542), or similar provision of any other applicable State's law. Section 1542 provides:

                    A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

         Section 2.4 - Environmental Report.
         ----------------------------------
         Not later than the Closing Date, Seller agrees to provide Buyer at Seller's expense an update of Seller's existing Phase I report in respect to the Real Property accompanied by documentation allowing Buyer to rely thereon. Seller shall have no liability to Buyer in the event Seller does not provide to Buyer no later than the Closing Date the update and reliance documentation referred to in the previous sentence, but if Seller does not provide same to Buyer no later than the Closing Date, Buyer shall have the right on the Closing Date to terminate this Agreement by so notifying Seller in which event the provisions of Section 7.16 shall be applicable. As part of its inspection of the Property, Buyer shall have the right to obtain whatever additional environmental reports Buyer desires with respect to the Real Property, the expense of which shall be paid by Buyer. Buyer shall have until the end of the Inspection Period to approve or disapprove any such environmental reports; and if Buyer disapproves any such environmental report, this Agreement shall be terminated by Buyer before the end of the Inspection Period in accordance with Section 3.2 hereof. Buyer agrees to send to Seller a copy of any environmental report obtained by Buyer in respect of the Property promptly after Buyer's receipt of same.

                        ARTICLE 3 - CONDITIONS PRECEDENT

         Section 3.1 - Conditions.
         ------------------------

         (a) Notwithstanding anything in this Agreement to the contrary, Buyer's obligation to purchase the Property shall be subject to and contingent upon the satisfaction or waiver by Buyer of the following conditions precedent:

                    (i) Buyer's inspection and approval, within the Inspection Period, of all physical, environmental, economic and legal matters relating to the Property, pursuant to Sections 2.3 and 2.4 above.

                    (ii)  The   willingness  of  Title  Company  or  some  other
         reputable  title  insurer  acceptable  to Buyer to issue  its  standard
         (American Land Title Association) owner's form policy of title insurance ("Buyer's Title Policy"), insuring Buyer in the amount of the Purchase Price that title to the Real Property is vested of record in Buyer on the Closing Date, subject only to the printed conditions of such policy and the Exceptions (as defined in Section 2.3(a) hereof).

                    (iii) Neither the tenant nor the Landlord under the Lease being in default under the Lease on the Closing Date.


         (b) Notwithstanding anything in this Agreement to the contrary, Seller's obligation to sell the Property shall be subject to and contingent upon the satisfaction or waiver by Seller of the following conditions precedent:

                    (i) The willingness of Title Company to issue the Buyer's Title Policy.

                    (ii) Buyer's timely satisfaction or waiver of the condition set forth in Section 3.1(a) (i) above.

         Section 3.2 - Failure or Waiver of Conditions Precedent.
         -------------------------------------------------------
         In the event any of the conditions set forth in Section 3.1 are not fulfilled or waived by the party intended to be benefited thereby, this Agreement shall terminate. Either party may, at its election, at any time or times on or before the date specified for the satisfaction of the condition, waive in writing the benefit of any of the conditions set forth in Section 3.1(a) and 3.1(b) above. Buyer's failure to notify Seller in writing of the failure of any of the conditions set forth in Section 3.1(a) (i) on or before the end of the Inspection Period shall constitute a waiver of such condition. In any event, Buyer's consent to the close of escrow pursuant to this Agreement shall waive any remaining unfulfilled conditions.

              ARTICLE 4 - COVENANTS, WARRANTIES AND REPRESENTATIONS

         Section 4.1 - Seller's  Warranties and  Representations.
         -------------------------------------------------------
         Seller hereby represents and warrants to Buyer as follows:

         (a) This Agreement has been approved by Seller's Board of Directors. Seller has full power and lawful authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement and all actions of Seller and its Board of Directors necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on behalf of Seller have been taken; and

         (b) Minton J. Newell (the "Agent") the Senior Vice President and Director of Property Sales of Metric Management, Inc., an affiliate of Metric Realty, the Seller's advisor, based solely upon inquiry, by means of the Inquiry Memorandum attached to this Agreement as Exhibit D (the "Inquiry Memorandum"), of the individuals listed thereon, each of whom responded to such Inquiry Memorandum, and without any independent investigation or further inquiry, has no actual knowledge, as of the date hereof, except as specifically set forth in Exhibit D-l attached hereto and incorporated herein by reference, that:

                    (i)  Seller  has  received  any  written   notice  from  any
         governmental authorities that eminent domain proceedings for the condemnation of the Real Property are pending;

                    (ii)  Seller  has  received   any  written   notice  of  any
         threatened or pending litigation against Seller which would materially and adversely affect the Property;

                    (iii) Seller has received any written notice from any governmental authority that the improvements located on the Real Property are presently in violation of any applicable building codes;

                    (iv) Seller has received any written notice from any governmental authority that Seller's use of the Real Property or any improvement on the Real Property is presently in violation of any applicable zoning, land use or other law, order, ordinance, rule or regulation affecting the Real Property.

         In addition, except for matters, if any, disclosed in the environmental reports, if any, delivered to Buyer by Seller or which may be disclosed in any environmental reports obtained by Buyer, based upon inquiry, by means of the Inquiry Memorandum as aforesaid, Agent has no current actual knowledge of, nor any reasonable cause to believe, that (a) there has occurred, any release of Hazardous Substances (as hereinafter defined) located on or beneath the Real Property; or (b) Seller has been required by any governmental agency to undertake any remediation activity with respect to Hazardous Substances on the Real Property. As used herein the term "Hazardous Substances" shall mean and include any and all toxic or hazardous substances, materials or wastes listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and in any and all amendments thereto in effect as of the Closing Date, or such substances, materials or wastes otherwise regulated under any applicable local, state or federal law including, without limitation, petroleum products; or

                    (v) With the possible exception of the lack of repair or maintenance respecting the roof on the building which is a part of the Property, there are any defaults by the Seller as the landlord under the Lease.

         (c) Seller has delivered to Buyer a true, correct and complete copy of the only Lease for occupancy of any portion of the Real Property and all amendments thereto (collectively, the "Lease"); and there are no currently uncured defaults by the tenant under the Lease;

         (d) There are no leasing commissions owed in connection with the Lease.


         Section 4.2 - Seller's  Covenants.
         ---------------------------------
         Seller hereby covenants and agrees that:

         (a) During the Contract Period, Seller will not enter into any service contracts binding upon Buyer other than in the ordinary course of business and on terms consistent with then current market conditions without Buyer's prior approval, which approval shall not be unreasonably withheld and shall be deemed given if Buyer should fail to approve or disapprove any proposed contract in writing within five (5) working days following Seller's request for such action.

         (b) During the Contract Period, Seller will not enter into any modification of the Lease without Buyer's prior approval, which approval shall not be unreasonably withheld and shall be deemed given if Buyer should fail to approve or disapprove any proposed modification in writing within five (5) working days following Seller's written notice to Buyer of a request for such action.

         Section 4.3 - Buyer's Warranties and Representations.
         ----------------------------------------------------
         Buyer hereby represents and warrants to Seller that (a) Buyer and any entity to which Buyer may assign this Agreement pursuant to Section 7.4 below have, and as of the Closing Date shall have, full power and lawful authority to enter into and carry out the terms and conditions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and
(b) all actions necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement to be executed on behalf of Buyer or its assignee have been taken.

         Section 4.4 - Limitations.
         -------------------------
         The parties agree that (a) Seller's warranties and representations contained in this Agreement and in any document (including any certificate) executed by Seller pursuant to this Agreement shall survive Buyer's purchase of the Property only for a period of nine (9) months after the Closing Date (the "Limitation Period"), and (b) Buyer shall provide actual written notice to Seller of any breach of such warranties or representations and shall allow Seller thirty (30) days within which to cure such breach, or, if such breach cannot reasonably be cured within thirty (30) days, an additional reasonable time period, so long as such cure has been commenced within such thirty (30) days and diligently pursued. If Seller fails to cure such breach after actual written notice and within such cure period, Buyer's sole remedy shall be an action at law for damages as a consequence thereof, which must be commenced, if at all, within the Limitation Period; provided, however, that if within the Limitation Period Buyer gives Seller written notice of such a breach and Seller commences to cure and thereafter terminates such cure effort, Buyer shall have an additional thirty (30) days from the date of such termination within which to commence an action at law for damages as a consequence of Seller's failure to cure. The Limitation Period referred to herein shall apply to known as well as unknown breaches of such warranties or representations.

                         ARTICLE 5 - ESCROW AND CLOSING

         Section 5.1 - Escrow Arrangements.
         ---------------------------------
         An escrow for the purchase and sale contemplated by this Agreement has been opened by Seller with Title Company under its escrow number 9726690. On or before the Closing Date, Seller and Buyer shall deliver joint escrow instructions to the Title Company consistent with this Article 5 and the parties shall deposit in escrow the funds and documents described below.

         (a)        Buyer shall deposit or cause to be deposited:

                    (i) the balance of the cash portion of the Purchase Price ("Seller's Funds"), plus sufficient cash to pay Buyer's share of all escrow costs, prorations and closing expenses as set forth in Sections
         5.3 and 5.4 below;

                    (ii) a counterpart Assignment of Lease (as defined in subparagraph (b) (iv) below), duly executed by Buyer;

                    (iii) a counterpart General Assignment (as defined in subparagraph (b) (ii) below), duly executed by Buyer;

                    (iv) a counterpart Closing Statement setting forth all prorations and disbursements in respect to this transaction (the "Closing Statement");

                    (v) duplicate counterparts of the State of Georgia Transfer Tax Declaration in the form attached hereto as Exhibit E; and

                    (vi) an affidavit satisfactory to the Title Company regarding payment of all commissions due in connection with the Lease or the transaction contemplated herein in accordance with the Georgia Commercial Real Estate Broker Lien Act.


         (b)        Seller shall deposit:

                    (i) a duly executed and witnessed and notarized deed to the Real Property in the form attached to this Agreement as Exhibit F (the "Deed");

                    (ii) a duly executed assignment of Seller's interest in the Intangible Property in the form attached to this Agreement as Exhibit G (the "General Assignment");

                    (iii) a duly executed bill of sale in the form attached to this Agreement as Exhibit H (the "Bill of Sale");

                    (iv) a counterpart Assignment by Seller and assumption by Buyer of Seller's interest in the Lease affecting the Property as of the Closing Date in the form attached hereto as Exhibit I (the "Assignment of Lease"), duly executed by Seller;

                    (v) a certificate from Seller certifying the information required by 1445 of the Internal Revenue Code and the regulations issued thereunder to establish, for the purposes of avoiding Buyer's tax withholding obligations, that Seller is not a "foreign person" as defined in Internal Revenue Code 1445(f) (3) in the form attached to this Agreement as Exhibit J (the "FIRPTA Certificate");

                    (vi) the duly executed estoppel certificate(s) required pursuant to Section 5.7 below;

                    (vii) a certificate from Seller based upon an updated Inquiry Memorandum and an updated response thereto as set forth in Exhibit D-1 attached hereto, as to the status of the Seller's warranties and representations set forth in Section 4.1 (b) hereof as of a time no earlier than three (3) days prior to the Closing Date; and if this certificate discloses any new items as to the matters set forth in Section 4.1 (b) hereof which are adverse to Buyer's interests in regard to its contemplated purchase of the Property, Buyer shall have the option, to be exercised by written notice delivered by Buyer to Seller on or before the Closing Date, to terminate this Agreement and receive a full refund of all monies deposited by Buyer hereunder, or to waive such matters and proceed with the closing of the transaction contemplated herein without reduction of the Purchase Price, and in the event Buyer fails to so terminate this Agreement on or before the Closing Date, Buyer shall be deemed to have elected to close and consummate the transaction contemplated herein;

                    (viii) an Affidavit of Title in the form attached to this Agreement as Exhibit K;

                    (ix) an Affidavit of Seller's Residence as respects O.C.G.A. ss. 48-7-128, or other evidence reasonably satisfactory to Buyer indicating that no withholding is required by Buyer from the Purchase Price payable to Seller at Closing;

                    (x) a letter to the tenant under the Lease in the form attached to this Agreement as Exhibit L;

                    (xi)  a counterpart Closing Statement;

                    (xii) duplicate counterparts of State of Georgia Transfer Tax Declarations; and

                    (xiii) an affidavit satisfactory to the Title Company regarding payment of all commissions due in connection with the Lease or the transaction contemplated herein in accordance with the Georgia Commercial Real Estate Broker Lien Act.

         Section 5.2 - Title Company's Duties and Closing.
         ------------------------------------------------
         Seller and Buyer shall instruct Title Company to close escrow on the Closing Date by:

                    (a) Recording all documents as may be necessary to clear title in accordance with the requirements of this Agreement;

                    (b)  Recording the Deed;

                    (c) Paying all closing costs and making all prorations in accordance with Sections 5.3 and 5.4 of this Agreement and a closing statement of adjustments and prorations prepared by Title Company and approved by Buyer and Seller prior to the Closing Date (the "Closing Statement");

                    (d)  Delivering to Buyer the Title Policy;  Title  Company's
         certified  Closing  statement;  a  conformed  copy of the Deed  showing available recordation information, an original of each of the Assumption Agreement, the Bill of Sale, the Assignment of Lease, the General Assignment and the FIRPTA Certificate and copies of all other documents deposited into Escrow; and

                    (e) Delivering to Seller the Purchase Price, plus or minus closing adjustments and prorations, Title Company's certified Closing Statement, a conformed copy of the Deed, an original of each of the Assumption Agreement, the Bill of Sale, the Assignment of Lease, the General Assignment and the Closing Certificate and copies of all other documents delivered to Title Company.

         Anything contained in this Agreement to the contrary notwithstanding, because the Deed must be recorded in the records of Clayton County, Georgia, and because the escrow closing will occur at the Title Company's office in San Francisco, California, Seller and Buyer will instruct the Title Company to forward in advance of the Closing Date the Deed to the Title Company's office in Atlanta, Georgia so that the San Francisco and Atlanta offices of the Title Company can coordinate the closing. In this regard, as it will not be possible for the Title Company to deliver to Buyer the Title Policy on the Closing Date, the condition precedent set forth in Section 3.1 (a) (ii) will be satisfied by the Title Company's delivering to the Buyer on the Closing Date the Title Report marked by the Title Company and effective as of the Closing Date so as to irrevocably commit the Title Company to issue to Buyer Buyer's Title Policy after the Deed has been recorded subject only to the conditions and exceptions specified in Section 3.1 (a) (ii).

         Section 5.3 - Closing Costs.
         ---------------------------
         Seller and Buyer shall each pay one-half of the escrow fee charged by Title Company. Seller shall pay for (i) the cost of the updated survey, (ii) the cost for Buyer's Title Policy, provided that Buyer shall pay the cost of any endorsements thereto desired by Buyer, (iii) the cost of the State of Georgia transfer tax, and (iv) the cost of an update of the existing Phase I environmental report. Buyer shall pay all recording fees and the cost of any, engineering reports and the like obtained by Buyer. Each party shall pay its own attorneys' fees.

         Section 5.4 - Prorations.
         ------------------------

         (a) Real property taxes and assessments, personal property taxes (if any), rent (whether prepaid or applicable to the current rental period) and all other items of income and expense with respect to the Property, subject to the expenses paid directly or reimbursed by any tenant, shall be prorated between Seller and Buyer as of the Closing Date. Items of income and expense for the Closing Date shall be attributable to Seller. Buyer shall receive a credit in escrow in the amount of any deposits under the Lease in effect on the Closing Date, or any portion thereof, which are in Seller's possession and refundable to the tenant as of the Closing Date plus the amount of any prepaid rent for periods from and after the Closing Date. Buyer shall not be entitled to any interest on such deposits which may have accrued prior to the Closing Date unless such interest, under the terms of the applicable Lease, accrues for the benefit of the tenant. Seller shall receive a credit in escrow for any refundable deposits and/or bonds held by any utility, governmental agency or service contractor with respect to the Property. Any rent collected by Buyer after the Closing Date shall be applied first to pay any rent then due and owing for any period after the Closing Date, and then to pay any rent owing for any period before and including the Closing Date which amount will be remitted by Buyer to Seller immediately upon receipt. If either Buyer or Seller receives any revenues attributable to the period during which it is not the owner of the Property, said party shall promptly forward such amounts to the other party (if such revenues are only partially attributable to the period during which said party is not the owner of the Property, the amount paid to the other party shall be based upon proration as of the Closing Date as set forth above).

         (b) Buyer and Seller shall cooperate to produce on or before the Closing Date a schedule of prorations which is as complete and accurate as reasonably possible. All prorations which can be reasonably estimated as of the Closing Date shall be made in escrow on the Closing Date. All other prorations and any adjustments to initial estimated prorations, shall be made by Buyer and Seller within thirty (30) days following the Closing Date or such later time as may be required, in the exercise of due diligence, to obtain the necessary information for proration. Any net credit due one party from the other as a result of such post-closing prorations and adjustments shall be paid to the other in cash immediately upon the parties' written agreement to a final schedule of post-closing adjustments and prorations.

         Section 5.5 - Closing Date.
         --------------------------
         The Closing Date shall occur on a date mutually agreed upon by Buyer and Seller, which shall be not later than February 26, 1998; provided, however, in the event Seller and Buyer cannot agree to a date mutually acceptable to Buyer and Seller, the Closing Date shall occur on February 26, 1998.

         Section 5.6 - Insurance.
         -----------------------
         Seller's existing liability and property insurance pertaining to the Property shall be cancelled as of the Closing Date, and Seller shall receive any premium refund due thereon.

         Section 5.7 - Tenant Estoppels.
         ------------------------------
         Seller shall use its best efforts to obtain and to deliver to Buyer on or before the Closing Date an estoppel certificate executed not more than fifteen (15) days prior to the Closing Date substantially in the form attached hereto as Exhibit M from Pearle Vision, Inc., the only tenant of the Property. In the event Seller is unable to obtain this certificate prior to the Closing Date, Seller shall have the right to deliver to Buyer, in lieu thereof, a certificate from Seller containing the same certifications. The foregoing sentence notwithstanding, in the event that Seller is unable to obtain the estoppel certificate from Pearle Vision, Inc. and wishes to deliver to Buyer in lieu thereof the certificate from Seller, Buyer shall have the right by notice given to Seller on the Closing Date to decline to accept the certificate from Seller and to terminate this Agreement on the Closing Date in which event the provisions of Section 7.16 of this Agreement shall be applicable. Buyer agrees that, if Seller delivers to Buyer after the close of escrow an estoppel certificate satisfying the requirements of this Section 5.7 and executed by the tenant, Buyer will accept such tenant estoppel and the certificate executed by Seller with respect to such Lease shall have no further force and effect.

         Section 5.8 - Delivery of Original Documents.
         --------------------------------------------
         Seller agrees to deliver to Buyer on or immediately following the Closing Date all original Leases, service contracts, plans and specifications, plot plans, surveys, soils reports and other original documents in Seller's possession pertaining to the Property which have not previously been delivered to Buyer.


         Section 5.9 - Filing of Reports.
         -------------------------------
         Title Company shall be solely responsible for the timely filing of any reports or returns required pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986 (and any similar reports or returns required under any state or local laws) in connection with the closing of the transaction contemplated in this Agreement.

                               ARTICLE 6 - DEPOSIT

         Buyer has previously deposited in the escrow (the "Deposit") established with the Title Company for this transaction cash in the amount of $10,000.00. On or before the last day of the Inspection Period, Buyer shall deposit in escrow the additional sum of $40,000.00 in cash or certified funds. Title Company shall invest all funds so deposited in an interest-bearing cash-management account reasonably acceptable to Buyer and Seller. The funds so deposited and all interest thereon are referred to collectively as the "Deposit." In the event that (a) the conditions precedent set forth in Section
3.1 above shall have been satisfied or waived, (b) Seller shall have performed fully or tendered performance of its obligations hereunder and (c) Buyer shall be unable or fail to perform its obligations hereunder, then the entire amount of the Deposit shall be paid to and retained by Seller. Buyer hereby certifies to the Title Company that Buyer's FEIN number is 58-1764515.

                    BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT SELLER'S DAMAGES IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY BUYER WOULD BE DIFFICULT OR IMPOSSIBLE TO ESTIMATE OR DETERMINE, THAT THE AMOUNT OF

         THE DEPOSIT IS THE PARTIES' BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SELLER WOULD SUFFER IN THE EVENT THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT FAILS TO CLOSE, AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT. BUYER AND SELLER AGREE THAT SELLER'S RIGHT TO RETAIN THE DEPOSIT SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF SELLER IN THE EVENT OF A BREACH OF THIS AGREEMENT BY BUYER.


                             ACCEPTED AND AGREED TO:

                        /s/                           /s/
                        ---                           ---
                       Seller                        Buyer

In the event that this transaction is consummated as contemplated by this Agreement, then the entire amount of the Deposit shall be credited against the Purchase Price. The entire amount of the Deposit shall be returned immediately to Buyer in the event that (a) the conditions precedent set forth in Section 3.1 above shall have been satisfied or waived, (b) Buyer shall have performed fully or tendered performance of its obligations hereunder and (c) Seller shall be unable or fail to perform its obligations under this Agreement.

                            ARTICLE 7 - MISCELLANEOUS

         Section 7.1 - Damage or Destruction.
         -----------------------------------

         (a) Subject to the provisions of subsection (b) below, Buyer shall be bound to purchase the Property for the Purchase Price as required by the terms of this Agreement without regard to the occurrence during the Contract Period of any damage to or destruction of the Improvements ("Contract Period Damage"). Buyer shall receive a credit in escrow in the amount of any deductible under Seller's insurance policies and any insurance proceeds (net of reasonable costs incurred in securing such proceeds) collected by Seller prior to the Closing Date as a result of any Contract Period Damage and not expended by Seller on repair, replacement or restoration of the Property pursuant to subsection (c) below. Seller promptly shall deliver to Buyer any such insurance proceeds as shall be collected by Seller following the Closing Date.

         (b) Notwithstanding the foregoing, if the cost of repair, replacement or restoration of the Property attributable to any Contract Period Damage exceeds $100,000.00, either party may elect to terminate this Agreement by written notice to the other given not more than ten (10) days following notice to Buyer of the event of damage or destruction and not later than one day prior to the Closing Date. If the Contract Period Damage arises out of an uninsured risk, Seller shall elect, by written notice given within such 10-day period, either to terminate this Agreement or to close escrow as contemplated in this Agreement with a reduction in the Purchase Price equal to the cost of repair, replacement or restoration of the Property. Upon termination of this Agreement pursuant to this paragraph, the Deposit shall be returned to Buyer. In the event neither party timely elects to terminate this Agreement pursuant to this subsection, the provisions of subsection (a) above shall be applicable.

         (c) Upon the occurrence of any Contract Period Damage, Seller may, but shall not be obligated to, use any insurance proceeds collected with respect to such Contract Period Damage to repair, replace or restore the Property to the extent reasonably feasible prior to the Closing Date. Seller's election to commence the repair, replacement or restoration of the Property prior to the Closing Date shall in no way imply that Seller has made any representation or warranty with respect to any work performed in connection with such repair, replacement or restoration ("Seller's Repairs"). The plans, materials, choice of contractor and all other material aspects of the performance of Seller's Repairs shall be subject to Buyer's review and approval (which shall not be unreasonably withheld) and to the general disclaimer set forth in Section 2.3 above. In the event that Buyer does not approve any aspect of Seller's Repairs in writing within five (5) days following Seller's request for such approval, Seller may, at its option, terminate this Agreement by written notice delivered to Buyer on or before the Closing Date.

         (d) Notwithstanding anything in this Agreement to the contrary, the insurance proceeds to be credited or delivered to Buyer pursuant to this Section
7.1 shall exclude business interruption or rental loss insurance proceeds, if any, allocable to the period through the Closing Date, which proceeds shall be retained by Seller.

         (e) If, prior to the Closing Date, there shall be any condemnation or eminent domain proceedings instituted or pending against any part of the Property, then Buyer may elect to terminate this Agreement by written notice given to Seller and the Title Company within ten (10) days after Buyer has received notice from Seller of such proceedings. Upon such notice to Seller, the Deposit shall be returned to Buyer, and upon such return, this Agreement shall terminate and be null and void and of no further force or effect. Failure of Buyer to notify Seller and the Title Company within said ten (10) days that Buyer has elected to terminate this Agreement, shall be deemed to mean that Buyer has elected not to terminate this Agreement. If Buyer does not so elect to terminate this Agreement, then the transaction contemplated herein shall take place as provided herein without abatement of the Purchase Price, and there shall be paid or assigned to Buyer on the Closing Date all interest of Seller in and to any condemnation awards which have been or may be payable to Seller on account of such occurrence.

         Section 7.2 - Brokerage Commissions and Finder's Fees.
         -----------------------------------------------------
         Each party to this Agreement warrants to the other that, except for the commissions mentioned below, no person or entity can properly claim a right to a real estate commission, real estate finder's fee, real estate acquisition fee or other real estate brokerage type compensation (collectively, "Real Estate Compensation") based upon the acts of that party with respect to the transaction contemplated by this Agreement. Each party hereby agrees to indemnify and defend the other against and to hold the other harmless from any and all loss, cost, liability or expense (including but not limited to attorneys' fees and returned commissions) resulting from any claim for Real Estate Compensation by any person or entity based upon the indemnifying party's acts. Buyer acknowledges that Seller will pay Real Estate Compensation to Cannon Financial, Inc. in an amount equal to 4% of the Purchase Price and to Equitable Management Corporation in an amount equal to 4% of the Purchase Price; and Buyer acknowledges that Seller may pay Real Estate Compensation to SSR Realty Advisors, Inc. or its affiliates, but Buyer shall have no obligation or liability with respect thereto.

         Section 7.3 - Leasing Commissions.
         ---------------------------------
         Seller and Buyer shall each indemnify, protect, defend and hold the other harmless from and against any leasing commissions payable by the indemnifying party as provided in Section 4.2(b) above.

         Section 7.4 - Successors and Assigns.
         ------------------------------------
         Buyer shall not assign any of Buyer's rights or duties hereunder without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion; provided, however, the foregoing notwithstanding, London Realty Company, L.P. shall have the right to assign this Agreement to any entity substantially controlled by London Realty Company, L.P. or Bob London, the general partner of London Realty Company, L.P., provided that there is no increase in the price to be paid by such assignee for the Property. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

         Section 7.5 - Notices.
         ---------------------
         All written notices required to be given pursuant to the terms hereof shall be either (i) personally delivered, (ii) sent by Federal Express or similar nationally recognized overnight courier service, or (iii) transmitted by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and addressed as follows:

         To Seller:                         c/o SSR Realty Advisors, Inc.
                                            1 California Street
                                            Suite 1400
                                            San Francisco, CA  94111-5415
                                            Phone No. (415) 678-2135
                                            Fax No. (415) 678-2291
                                            Attn: Mr. Minton J. Newell

         with a copy to:                    Sanford H. Zatcoff, Esq.
                                            Holt Ney Zatcoff & Wasserman, LLP
                                            100 Galleria Parkway
                                            Suite 600
                                            Atlanta, Georgia 30339
                                            Phone No. (770) 956-9600
                                            Fax No. (770) 956-1490

         To Buyer:                          London Realty Company, L.P.
                                            2931 Piedmont Road, N.E., Suite E
                                            Atlanta, Georgia 30305
                                            Phone No. (404) 231-9600
                                            Fax No. (404) 231-9127

         with a copy to:                    Alex Kliros, Esq.
                                            Greenfield, Bost & Kliros, P.C.
                                            990 Hammond Drive
                                            Suite 650
                                            Atlanta, Georgia  30328
                                            Phone No. (770) 393-2100
                                            Fax No. (770) 392-1803



         The foregoing addresses may be changed from time to time by written notice. Notices shall be deemed received upon actual receipt or delivery (or refusal to accept delivery).

         Section 7.6 - Time.
         ------------------
         Time is of the essence of every provision contained in this Agreement.

         Section 7.7 - Possession.
         ------------------------
         Possession of the Property shall be delivered to Buyer on the Closing Date, subject to then existing tenancies.

         Section 7.8 - Incorporation by Reference.
         ----------------------------------------
         All of the exhibits attached to this Agreement or referred to herein and all documents in the nature of such exhibits, when executed, are by this reference incorporated in and made a part of this Agreement.

         Section 7.9 - No Deductions or Off-Sets.
         ---------------------------------------
         Buyer acknowledges that the Purchase Price to be paid for the Property pursuant to this Agreement is a net amount and shall not be subject to any off-sets or deductions. Any rental rebates, rollbacks or the like mandated with respect to the period of Seller's ownership of the Property shall be paid when due by Buyer.

         Section 7.10 - Attorneys' Fees.
         ------------------------------
         In the event any dispute between Buyer and Seller should result in litigation, the prevailing party shall be reimbursed for all reasonable costs incurred in connection with such litigation, including, without limitation, reasonable attorneys' fees.

         Section 7.11 - Construction.
         ---------------------------
         The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

         Section 7.12 - No Merger.
         ------------------------
         The provisions of this Agreement shall not merge with the delivery of the Deed but shall, except as otherwise provided in this Agreement, survive the close of escrow.

         Section 7.13 - Governing Law.
         ----------------------------
         This Agreement shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the laws of the State of Georgia.

         Section 7.14 - Disclosure of Information.
         ----------------------------------------

         (a) Certain Definitions. For purposes of this Section 7.14, the following terms shall have the respective meanings assigned to them in this subsection (a):

                    (i) "Affiliate" shall mean: any person or entity directly or indirectly controlling, controlled by or under common control with the subject person or entity; any person or entity owning or controlling 10% or more of the outstanding voting securities of the subject entity;

         any officer, director or partner of the subject entity; and any entity for which the subject person or entity acts in the capacity of officer, director or partner;

                    (ii) "Buyer Group" shall mean Buyer and its Affiliates,  and
         the   directors,    officers,    employees,    partners,   agents   and
         representatives of such parties;

                    (iii) "Metric" shall mean Metric Management, Inc., a Delaware corporation; Metric Property Management, Inc., a Delaware corporation, Metric Realty, an Illinois general partnership, and SSR Realty Advisors, Inc., a Delaware corporation; and

                    (iv) "Disclosure Document" shall mean any offering circular, prospectus, report, advertisement correspondence or other document which names or refers in any manner, directly or indirectly to Metric any of their respective Affiliates or Seller.

         (b) Restrictions on Disclosure. Buyer agrees that, unless Buyer has obtained the prior written consent of Metric, Buyer shall not release, publish or otherwise distribute, and shall not authorize or permit any person or entity (including without limitation any member of the Buyer Group) to release, publish or otherwise distribute, to any person or entity other than Buyer's lawyers, accountants and as required by applicable law or governmental authorities, and other than to Metric or any of their respective Affiliates, any Disclosure Document.

         (c) Indemnification. Buyer and Buyer's principals shall indemnify and hold harmless Metric, their respective Affiliates and Seller, and all directors, officers, employees, partners, agents and representatives of such parties, against and from any and all liability, losses, damages, costs and obligations whatsoever (including without limitation attorneys fees and costs) which arise out of or relate in any way to the release, publishing or other distribution of any Disclosure Document by Buyer or by any person or entity (including without limitation any member of the Buyer Group) whom Buyer has authorized or permitted to release, publish or otherwise distribute such Disclosure Document.

         Section 7.15 - Damages.
         ----------------------
         Buyer agrees that any liability of Seller under any claim brought prior to the Closing Date pursuant to this Agreement or any document or instrument delivered simultaneously or in connection with, or pursuant to this Agreement, shall be limited solely to the Property, and no other assets of Seller shall be subject to levy or execution. With respect to any such claim brought following the Closing Date, any liability of Seller shall be limited solely to the assets of Seller. In no event shall Buyer seek satisfaction for any such obligation from any of the officers, shareholders, directors or agents of Seller. Buyer specifically waives any right to seek specific performance of Seller's obligations under this Agreement and acknowledges that its only remedy in the event of a breach of this Agreement by Seller shall be the right (as limited by this Section 7.15) to seek money damages at law, provided, however, in the event that Seller willfully and wrongfully refuses to deliver the Deed to Buyer, Buyer may sue Seller for specific performance to cause the delivery of the Deed.

         Section 7.16 - Termination without Breach.
         -----------------------------------------
         In the event either party desires to exercise any right expressly provided in this Agreement to terminate this Agreement, such party shall give written notice of such termination and the reason therefor to the other party. Thereafter, except in the event of a termination based upon a default by either party in the performance of its obligations under this Agreement, and effective as of the effective date of such notice, each party shall be released from its obligations hereunder and all monies and documents deposited into Escrow shall be returned to the party which deposited them, all documents delivered by Seller to Buyer relating to the Property shall be returned to Seller; provided, however, that nothing herein shall limit Buyer's indemnity set forth in Section 2.3(b) and 7.14(c) hereof.

         Section 7.17 - Counterparts.
         ---------------------------
         This Agreement may be executed in one or more counterparts. All counterparts so executed shall constitute one contract, binding on all parties, even though all parties are not signatory to the same counterpart.

         Section 7.18 - Entire Agreement.
         -------------------------------
         This Agreement and the attached exhibits, which are by this reference incorporated herein, and all documents in the nature of such exhibits, when executed, contain the entire understanding of the parties and supersede any and all other written or oral understanding, including, without limitation, the Letter of Intent between Seller and Buyer dated November 20, 1997.

         IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the day and year first written above.

                           SELLER:

                           METRIC INCOME TRUST SERIES, INC., a California corporation


                           By: /s/ Herman H. Howerton
                               ----------------------------
                                    Herman H. Howerton
                               Its: Vice President, General Counsel


                           BUYER:

                           LONDON REALTY COMPANY, L.P., a Georgia limited partnership


                           By: /s/ Bob London    (SEAL)
                               ---------------------------
                               Bob London, General Partner

                                    EXHIBIT A

ALL THAT TRACT of land in Land Lot 112 of the 12th District, Clayton County, Georgia, described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at the intersection of the northeast right-of-way line of Merchant's Way (80 foot right-of-way) with the northwest right-of-way line of Exchange Place (variable right-of-way at this point); thence, along the northwest right-of-way line of Exchange Place, North 86 degrees 13 minutes East 20.81 feet to a point; thence, continuing along the northwest right-of-way line of Exchange Place (a 50 foot right-of-way), the following courses and distances: (1) North 51 degrees 00 minutes East 129.25 feet to a point, and (2) along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of North 47 degrees 40 minutes East 108.08 feet and a radius of 929.934 feet) 108.14 feet to a 3/4 inch reinforcing rod found at the TRUE POINT OF BEGINNING; from the TRUE POINT OF BEGINNING as thus established, thence, leaving said northwest right-of-way line, running North 46 degrees 58 minutes West 223.30 feet to a tack found on the southeast side of Southlake Circle (private street) (said southeast side being located along the back of the southeast curb thereof); thence along the southeast side of Southlake Circle, the following courses and distances: (1) along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of North 38 degrees 00 minutes East 102.09 feet and a radius of 1447.500 feet) 102.11 feet to a point, and (2) along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of North 33 degrees 08 minutes 30 seconds East 72.86 feet and a radius of 736.276 feet) 72.89 feet to a reinforcing rod found; thence, leaving the southeast side of Southlake Circle, South 58 degrees 43 minutes 30 seconds East
228.30 feet to a 3/4-inch reinforcing rod found on the northwest right-of-way line of said Exchange Place (a 50-foot right-of-way); thence, along the northwest right-of-way line of Exchange Place, along the arc of a curve to the right (which arc is subtended by a chord having a bearing and distance of South 37 degrees 30 minutes 45 seconds West 221.02 feet and a radius of 929.934 feet)
221.55 feet to the TRUE POINT OF BEGINNING, said tract containing 1.03 acres as shown on plat of ALTA/ACSM Land Title Survey by Watts & Browning - Engineers, bearing the seal and certification of G.M. Gillespie, Georgia Registered
Professional Land Surveyor No. 2121, dated January 3, 1989, last revised November 12, 1997.

TOGETHER WITH all right, title and interest in and to the non-exclusive, perpetual easements appurtenant to the above described tract created by that certain Declaration of Easement by and among Southlake Development Properties, Decatur Federal Savings & Loan Association, Fulton National Bank of Atlanta and A-T-O Properties Inc., dated March 18, 1976, recorded in Deed Book 804, page 264, Clayton County, Georgia records, as re-recorded at Deed Book 808, page 329, aforesaid records, as amended by First Amendment to Declaration of Easement dated November 9, 1989, between Decatur Federal Saving & Loan Association and Anthony A. Petrarca, recorded December 1, 1989, in Deed Book 1600, page 658, aforesaid records.

                                    EXHIBIT B
                                    ---------



Commitment for Title Insurance Issued by Chicago Title Insurance Company, effective November 5, 1997, not included with this Amendment. The Registrant agrees to provide the Securities and Exchange Commission copies of said Title Report upon request.





                                    EXHIBIT C
                                    ---------


1.  The Lease.

2.  The Title Report.

3. Any plans and specifications for any improvements located on the Real Property in Seller's possession.

4. A survey of the Real Property prepared by Watts & Browning Engineers dated dated January 3, 1989, last revised November 12, 1997.

5. A Phase I Environmental Report in respect to the Property prepared by Law Engineering, Inc.

                                    EXHIBIT D
                                    ---------
                               Inquiry Memorandum
                               ------------------


TO:      Portfolio Accounting           LEGAL
         --------------------           -----
         Sherie Kidwell                 Herman H. Howerton, Managing Director,
         Portfolio Acctg. Mgr.          General Counsel

         PORTFOLIO MANAGEMENT           cc:      Sanford T. Zatcoff, Esq.
         --------------------                    Property Sales Closing File
         Rich Faber, Portfolio Manager
         Craig Fawcett, Assistant
         Portfolio Manager


         PORTFOLIO CLIENT SERVICES
         -------------------------
         Cindy Halicky, Director,
         Operations Services





FROM:    Minton J. Newell

DATE:    February 17, 1998

RE:      Internal Due Diligence
         Haverty's Furniture Store, Plano,  TX
         Metric Real Estate, L.P.


                               RESPONSE MANDATORY

================================================================================


Pursuant to the proposed Agreement for Purchase and Sale Agreement by and between METRIC INCOME TRUST SERIES, INC., ("Seller"), and LONDON REALTY COMPANY, L.P., ("Buyer") we are required to provide a certification to the Buyer relative to our knowledge of certain conditions which may affect the properties.

Please carefully read and review the attached. They are the pages from the contract which outline the covenants, warranties and representations we will be making as of the signing date. If you currently have knowledge of any facts which would make these representations untrue or incorrect, please immediately advise Tana Laura. If you have no such knowledge, please advise accordingly. Please send your signed copy of this statement to Tana Laura. We must have your response by Thursday, February 18, 1998.

Should you become aware of any fact which would make these representations untrue prior to the closing date, please contact me immediately.

================================================================================

I have no knowledge of any facts which would make the attached representations untrue as of this date except as noted below.

EXCEPTIONS: NONE

Printed Name:                Printed Name:                    Printed Name:

Herm H. Howerton             Richard Faber                    Craig Fawcett
----------------             -------------                    -------------

Signature:                   Signature:                       Signature:

/s/ Herm H. Howerton         /s/ Richard Faber                /s/ Craig Fawcett
--------------------         -----------------                -----------------

Date:                        Date:                            Date:

2/18/98                      2/18/98                          2/18/98
-------                      -------                          -------



Printed Name:                Printed Name:
Cynthia A. Halicky           Sherie Kidwell

Signature:                   Signature:

/s/ Cynithia A. Halicky      /s/ Sherie Kidwell
-----------------------      ------------------

Date:                        Date:

2/18/98                      2/18/98
-------                      -------

                                   ATTACHMENT
                                   ----------

(b) Minton J. Newell (the "Agent") the Senior Vice President and Director of Property Sales of Metric Management, Inc., an affiliate of Metric Realty, the Seller's advisor, based solely upon inquiry, by means of the Inquiry Memorandum attached to this Agreement as Exhibit D (the "Inquiry Memorandum"), of the individuals listed thereon, each of whom responded to such Inquiry Memorandum, and without any independent investigation or further inquiry, has no actual knowledge, as of the date hereof, except as specifically set forth in Exhibit D-l attached hereto and incorporated herein by reference, that:

                    (i)  Seller  has  received  any  written   notice  from  any
         governmental authorities that eminent domain proceedings for the condemnation of the Real Property are pending;

                    (ii)  Seller  has  received   any  written   notice  of  any
         threatened or pending litigation against Seller which would materially and adversely affect the Property;

                    (iii) Seller has received any written notice from any governmental authority that the improvements located on the Real Property are presently in violation of any applicable building codes;

                    (iv) Seller has received any written notice from any governmental authority that Seller's use of the Real Property or any improvement on the Real Property is presently in violation of any applicable zoning, land use or other law, order, ordinance, rule or regulation affecting the Real Property.

         In addition, except for matters, if any, disclosed in the environmental reports, if any, delivered to Buyer by Seller or which may be disclosed in any environmental reports obtained by Buyer, based upon inquiry, by means of the Inquiry Memorandum as aforesaid, Agent has no current actual knowledge of, nor any reasonable cause to believe, that (a) there has occurred, any release of Hazardous Substances (as hereinafter defined) located on or beneath the Real Property; or (b) Seller has been required by any governmental agency to undertake any remediation activity with respect to Hazardous Substances on the Real Property. As used herein the term "Hazardous Substances" shall mean and include any and all toxic or hazardous substances, materials or wastes listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and in any and all amendments thereto in effect as of the Closing Date, or such substances, materials or wastes otherwise regulated under any applicable local, state or federal law including, without limitation, petroleum products; or

                    (v) With the possible exception of the lack of repair or maintenance respecting the roof on the building which is a part of the Property, there are any defaults by the Seller as the landlord under the Lease.





                                  EXHIBIT D - 1
                                  -------------

                             SCHEDULE OF EXCEPTIONS

                                     [NONE]





                                    EXHIBIT E


Form of Real Estate Transfer Tax Declaration not included with this Amendment. The Registrant agrees to provide the Securities and Exchange Commission copies of said Real Estate Transfer Tax Declaration upon request.

                                    EXHIBIT F
                                    ---------

                                  Form of Deed
                                  ------------

                              LIMITED WARRANTY DEED

         THIS INDENTURE, made this 21st day of _______, 1998, between METRIC INCOME TRUST SERIES, INC., a California corporation (the "Grantor") and LONDON REALTY COMPANY, L.P., a Georgia limited partnership (the "Grantee").

         WITNESSETH that, in consideration of Ten Dollars ($10.00) in hand paid and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby transfer and convey unto Grantee the land described in Exhibit "A" attached hereto and made a part hereof, together with all buildings and other improvements located thereon, and together with all fixtures, rights, members, easements, minerals, flowers, shrubs, crops, trees, timber, emblements, tenements, hereditaments, reversions, remainders, rents, issues, profits, leases, condemnation awards and payments, and appurtenances in any manner appertaining or belonging to said property.

         TO HAVE AND TO HOLD said property unto Grantee in fee simple absolute forever. Grantor shall warrant and forever defend the title and interest to said property unto Grantee against the claims of all persons claiming by, through or under Grantor, but not otherwise, and except for those matters set forth in Exhibit "B" attached hereto and made a part hereof. Where the context requires or permits, "Grantor" and "Grantee" shall include their respective heirs, successors and assigns.

         IN WITNESS WHEREOF, Grantor has executed this deed under seal on the date above written.

Signed, sealed and delivered in the       GRANTOR:
presence of:
                                          METRIC INCOME TRUST SERIES, INC., a
/s/                                       California corporation
---
Unofficial Witness
                                          By:   /s/ Herman H. Howerton
                                                -----------------------
/s/ Tana Laura                                  Name: Herman H. Howerton
--------------                                  Title: Vice-President/Secty.
Notary Public

TANA J. LAURA                                                  (CORPORATE SEAL)
Comm #1122580
NOTARY PUBLIC CALIFORNIA
City & County of San Francisco
Comm. Exp. Jan. 15, 2001

My Commission Expires: January 15, 2001

                                    EXHIBIT G
                                    ---------
                           Form of General Assignment
                           --------------------------

        FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby expressly acknowledged, METRIC INCOME TRUST SERIES, INC., a California corporation ("Assignor"), hereby assigns, transfers and conveys to LONDON REALTY COMPANY, L.P., a Georgia limited partnership ("Assignee"), all of Assignor's right, title and interest in and to the Intangible Property, as that term is defined in that certain Agreement for Purchase and Sale of Real Property (the "Agreement") dated as of February 18, 1998 entered into by and between Assignor, as Seller, and Assignee, as Buyer.

        Assignee hereby assumes and agrees to keep, perform and fulfill all of Assignor's obligations as obligor under any of the following contracts (the "Assigned Contracts"): that certain Lease Agreement dated May 4, 1988 between Anthony A. Petrarca as, Landlord, and Eyelab, Inc., as Tenant, as assigned by Anthony A. Petrarca to Assignor by Assignment of Lease and Intangible Property dated November 29, 1989, as amended by that certain First Amendment to Lease dated March 31, 1997, between Pearle Vision, Inc., the successor-in-interest to Eyelab, Inc., and Metric Income Trust Series, Inc., the successor-in-interest to Anthony A. Petrarca; any service contracts pertaining to the Real Property (as defined in the Agreement), any governmental licenses, permits and approvals held by Assignor relating to the occupancy or use of the Real Property, and any existing warranties held by Assignor and given by third parties with respect to the Real Property. Assignee also agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all claims, damages, losses, costs and expenses (including attorneys' fees) arising in connection with the Assigned Contracts and relating to the period after Closing.

        Assignor hereby covenants and warrants that it has performed all of the obligations to be performed by Assignor pursuant to and in accordance with, or with respect to, the Assigned Contracts and agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all claims, damages, losses, costs and expenses (including attorneys' fees) arising in connection with the Assigned Contracts and relating to the period prior to Closing.

        This General Assignment is given pursuant to the Agreement.

        IN WITNESS WHEREOF, Assignor and Assignee have executed this General Assignment as of March 3, 1998.

                                 ASSIGNOR:

                                 METRIC INCOME TRUST SERIES, INC., a California corporation


                                 By: /s/ Herman H. Howerton
                                     ----------------------
                                     Its: Vice-President/Secty.
                                          ---------------------





                                 ASSIGNEE:

                                 LONDON REALTY COMPANY, L.P., a Georgia limited partnership


                                 By: /s/  Bob London (SEAL)
                                     ----------------
                                     Bob London, General Partner

                                    EXHIBIT H
                                    ---------
                                  BILL OF SALE
                                  ------------


         For valuable consideration, receipt of which is acknowledged, METRIC INCOME TRUST SERIES, INC., a California corporation, ("Seller"), grants, sells, transfers and assigns to LONDON REALTY COMPANY, L.P., a Georgia limited partnership ("Buyer"), all of the personal property described in Schedule 1 attached hereto and by this reference incorporated herein. Buyer acknowledges and agrees that such personal property is sold to and shall be accepted by Buyer in its "As-Is" condition and WITH ALL FAULTS and without any representation of any kind or nature except to the extent, if any, specifically made in that certain Agreement for Purchase and Sale of Real Property dated as of February 18, 1998 between Seller and Buyer.

         IN WITNESS WHEREOF, Seller has executed this Bill of Sale this 3rd day of March, 1998.

                               SELLER:

                               METRIC INCOME TRUST SERIES, INC., a California corporation


                               By:/s/ Herm H. Howerton
                                  --------------------

                                  Its:Vice President/Secty.
                                      --------------------
STATE OF CALIFORNIA

COUNTY OF SAN FRANCISCO

        I, Tana J. Laura, a notary public in and for the state and county aforesaid, DO HEREBY CERTIFY that Herman H. Howerton, personally known to me to be the Vice-President of Metric Income Trust Series, Inc., a California corporation (the "Corporation") and known to me to be the same person whose name is subscribed to the foregoing instrument as the Vice-President of the Corporation, appeared before me this day in person and acknowledged that he signed, sealed and delivered the said instrument as the free act and deed of the Corporation for the uses and purposes therein set forth.

        GIVEN under my hand and official seal this 24th day of February, 1998.

TANA J. LAURA
Comm #1122580                                       /s/ Tana J. Laura
NOTARY PUBLIC CALIFORNIA                            ------------------
City & County of San Francisco                      Notary Public
Comm. Exp. Jan. 15, 2001


                                   SCHEDULE 1

                          Schedule of Personal Property

                                     [None]

                                    EXHIBIT I
                                    ---------

                               ASSIGNMENT OF LEASE
                               -------------------

         This ASSIGNMENT is entered into this 3rd day of March, 1998, by and between METRIC INCOME TRUST SERIES, INC., a California corporation ("Assignor"), and LONDON REALTY COMPANY, L.P., a Georgia limited partnership ("Assignee").

                                    RECITALS
                                    --------

         A.  Assignor is the  landlord  under that  certain  lease  described on
Schedule 1 attached hereto (the "Lease") relating to that certain real property described in Schedule 2 attached hereto (the "Property").

         B. Assignor and Assignee are parties to that certain Agreement for Purchase and Sale of Real Property dated as of February 18, 1998 pursuant to which Assignor has agreed to sell and Assignee has agreed to purchase the Property and Assignor has agreed to assign and Assignee has agreed to assume the Lease.

         For valuable consideration, receipt of which is acknowledged, Assignor and Assignee agree as follows:

         1. Assignor assigns to Assignee all of the right, title and interest of Assignor in the Lease.

         2. Assignor agrees to indemnify and hold Assignee harmless from and against any and all losses, costs, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees, accruing prior to the date hereof and arising out of the Lease.

         3. Assignee assumes as of and from the date hereof all of Assignor's obligations under the Lease.

         4. Assignee agrees to indemnify and hold Assignor harmless from and against any and all losses, costs, liabilities, damages and expenses including, without limitation, reasonable attorneys' fees, accruing on or after the date hereof and arising out of the Lease.

         5. If Assignor or Assignee is required to employ counsel to enforce any of the terms of this Agreement or for damages by reason of any alleged breach of this Agreement or for a declaration of rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs incurred.

         6. This Assignment shall be binding on, and inure to the benefit of, the parties hereto, their successors in interest, and assigns.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first hereinabove written.

Signed, sealed and delivered in the     ASSIGNOR:
presence of:
                                        METRIC INCOME TRUST SERIES, INC., a
/s/                                     California corporation
---
Unofficial Witness
                                        By:  /s/ Herman H. Howerton
                                             ----------------------
/s/ Tana Laura                          Name: Herman H. Howerton
--------------                          Title: Vice President/ Secty.
Notary Public
                                        (CORPORATE SEAL)
TANA J. LAURA
Comm #1122580
NOTARY PUBLIC CALIFORNIA
City & County of San Francisco
Comm. Exp. Jan. 15, 2001

Signed, sealed and delivered in the     ASSIGNEE:
presence of:
                                        LONDON REALTY COMPANY, L.P., a Georgia
/s/                                     limited partnership
---
Unofficial Witness
                                        By: /s/ Bob London (SEAL)
                                            --------------
/s/                                         Bob London, general partner
---
Notary Public

            (NOTARY SEAL)

My Commission Expires: Aug. 1, 1998


                                   SCHEDULE 1
                                   ----------

                                Schedule of Lease

Lease Agreement dated May 4, 1988 between Anthony A. Petrarca as Landlord and Eyelab, Inc., as Tenant, as assigned by Anthony A. Petrarca to Metric Income Trust Series, Inc. by Assignment of Lease and Intangible Property dated November 29, 1989, as amended by that certain First Amendment to Lease dated March 31, 1997, between Pearle Vision, Inc., the successor-in-interest to Eyelab, Inc., and Metric Income Trust Series, Inc., the successor-in-interest to Anthony A. Petrarca.

                                   SCHEDULE 2
                                   ----------

ALL THAT TRACT of land in Land Lot 112 of the 12th District, Clayton County, Georgia, described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at the intersection of the northeast right-of-way line of Merchant's Way (80 foot right-of-way) with the northwest right-of-way line of Exchange Place (variable right-of-way at this point); thence, along the northwest right-of-way line of Exchange Place, North 86 degrees 13 minutes East 20.81 feet to a point; thence, continuing along the northwest right-of-way line of Exchange Place (a 50 foot right-of-way), the following courses and distances: (1) North 51 degrees 00 minutes East 129.25 feet to a point, and (2) along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of North 47 degrees 40 minutes East 108.08 feet and a radius of 929.934 feet) 108.14 feet to a 3/4 inch reinforcing rod found at the TRUE POINT OF BEGINNING; from the TRUE POINT OF BEGINNING as thus established, thence, leaving said northwest right-of-way line, running North 46 degrees 58 minutes West 223.30 feet to a tack found on the southeast side of Southlake Circle (private street) (said southeast side being located along the back of the southeast curb thereof); thence along the southeast side of Southlake Circle, the following courses and distances: (1) along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of North 38 degrees 00 minutes East 102.09 feet and a radius of 1447.500 feet) 102.11 feet to a point, and (2) along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of North 33 degrees 08 minutes 30 seconds East 72.86 feet and a radius of 736.276 feet) 72.89 feet to a reinforcing rod found; thence, leaving the southeast side of Southlake Circle, South 58 degrees 43 minutes 30 seconds East
228.30 feet to a 3/4-inch reinforcing rod found on the northwest right-of-way line of said Exchange Place (a 50-foot right-of-way); thence, along the northwest right-of-way line of Exchange Place, along the arc of a curve to the right (which arc is subtended by a chord having a bearing and distance of South 37 degrees 30 minutes 45 seconds West 221.02 feet and a radius of 929.934 feet)
221.55 feet to the TRUE POINT OF BEGINNING, said tract containing 1.03 acres as shown on plat of ALTA/ACSM Land Title Survey by Watts & Browning - Engineers, bearing the seal and certification of G.M. Gillespie, Georgia Registered
Professional Land Surveyor No. 2121, dated January 3, 1989, last revised November 12, 1997.

TOGETHER WITH all right, title and interest in and to the non-exclusive, perpetual easements appurtenant to the above described tract created by that certain Declaration of Easement by and among Southlake Development Properties, Decatur Federal Savings & Loan Association, Fulton National Bank of Atlanta and A-T-O Properties Inc., dated March 18, 1976, recorded in Deed Book 804, page 264, Clayton County, Georgia records, as re-recorded at Deed Book 808, page 329, aforesaid records, as amended by First Amendment to Declaration of Easement dated November 9, 1989, between Decatur Federal Saving & Loan Association and Anthony A. Petrarca, recorded December 1, 1989, in Deed Book 1600, page 658, aforesaid records.

                                    EXHIBIT J
                                    ---------

                           Form of FIRPTA Certificate
                           --------------------------



           To inform LONDON REALTY COMPANY, L.P., a Georgia limited partnership ("Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the "Codes"), will not be required upon transfer of certain real property to Transferee by METRIC INCOME TRUST SERIES, INC., a California corporation, ("Transferor"), the undersigned hereby certifies the following on behalf of Transferor:

           1. Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

           2. Transferor's U.S. employer identification/social security number is as follows: 94-3087630.

           3. Transferor's office address is: c/o Metric Realty, 1 California Street, Suite 1400, San Francisco, California 94111-5415.

           Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

           Transferor   understand   that   Transferee   is   relying   on  this
Certification in determining whether withholding is required upon said transfer.

           Transferor hereby agrees to indemnify, protect, defend and hold Transferee harmless from and against any and all obligations, liabilities, claims, losses, actions, causes of action, rights, demands, damages, costs and expenses of every kind, nature or character whatsoever (including, without limitation, attorneys' and paralegals' fees and costs and court costs) incurred by Transferee as a result of: (i) Transferor's failure to pay U.S. Federal income tax which the Transferor is required to pay under applicable U.S. arising in connection with the subject transaction; or (ii) any false or misleading statement contained herein.

           Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

           Date:  March 3, 1998
                                     TRANSFEROR:
                                     METRIC INCOME TRUST SERIES, INC., a
                                     California corporation


                                     By: /s/ Herman H. Howerton
                                         ----------------------

                                         Its: Vice-President/ Secty.
                                              ---------------------

                                    EXHIBIT K
                                    ---------

                               AFFIDAVIT OF TITLE

STATE OF CALIFORNIA

COUNTY OF SAN FRANCISCO

        Personally appeared before me the undersigned officer, Herman H. Howerton ("Deponent") who, being duly sworn according to law, deposes and says on oath, to the best of his knowledge, as follows:

         1. That Deponent is presently a Vice President of METRIC INCOME TRUST SERIES, INC., a California corporation (the "Corporation"), and as such, has personal knowledge of the facts sworn to in this Affidavit.

         2. That the Corporation is the owner of certain real estate (the "Property"), a description of which is attached hereto as Exhibit A and made a part hereof.

         3. That the Corporation is in open, exclusive, notorious, continuous, adverse and peaceable possession of the Property and that, during the period of the Corporation's ownership of the Property, the title thereto has never been disputed, questioned or rejected or title insurance thereon refused, and Deponent knows of no one claiming any adverse interest in the Property whatsoever.

         4. That the Corporation are in full force and effect and no proceeding is pending for the dissolution or annulment of the Partnership. All licenses and franchise taxes due and payable by the Partnership have been paid in full.

         5. That  there  is   no  outstanding   indebtedness   incurred  by  the
Corporation for equipment, appliances or other fixtures attached to the Property.

         6. That there are no disputes concerning the location of the lines and corners of the Property.

         7. That no improvements or repairs have been made to the Property by or at the instance of the Corporation during the one-hundred (100) days immediately preceding the date hereof and there are no outstanding bills incurred by or at the instance of the Corporation for labor and materials used in making improvements or repairs on the Property or for services of architects, surveyors or engineers; or if any such work, improvements or repairs have been made by or at the instance of the Corporation within the last one-hundred (100) days, the work, improvements and repairs are complete and there are no unpaid bills of any nature incurred by or at the instance of the Corporation either for services of any architect, engineer or surveyor or for labor or materials for any recent improvements that may have been placed upon the Property in either the construction or repair of any improvements thereon.

         8. That there are no pending suits, judgments, bankruptcies, executions, liens for past due taxes, assessments, encumbrances or leases that could in any way affect the title to the Property, or constitute a lien thereon, except as set forth on Exhibit B attached hereto and made a part hereof, and the Corporation is not surety on the bond of any county official or any other bond that through default of the principal therein a lien could be created superior to any conveyance executed by the Corporation.

         9. That there are no liens for past due taxes of any nature or any unpaid assessments for paving, sidewalks, curbing, sewer or any other street improvements of any kind against the Property or the Corporation.

         10.That  no  real  estate  broker's   services  have  been  engaged  in
connection  with  the  management,   sale,  purchase,  lease,  option  or  other
conveyance of any interest in the Property, except Cannon Financial, Inc., Equitable Management Corporation and SSR Realty Advisors, Inc., and no notice of lien for any such services has been received by the Corporation.

        This affidavit is made to induce London Realty Company, L.P. to acquire the Property, the attorney certifying title to so certify and Chicago Title Insurance Company to issue an owner's title insurance policy with respect to the Property.



                                      /s/ Herman H. Howerton  (SEAL)
                                      ----------------------



Sworn to and subscribed
before me this 24th day of
February, 1998.


/s/ Tana J. Laura
-----------------
Notary Public

TANA J. LAURA
Comm #1122580
NOTARY PUBLIC CALIFORNIA
City & County of San Francisco
Comm. Exp. Jan. 15, 2001

                                    EXHIBIT A
                                    ---------

ALL THAT TRACT of land in Land Lot 112 of the 12th District, Clayton County, Georgia, described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at the intersection of the northeast right-of-way line of Merchant's Way (80 foot right-of-way) with the northwest right-of-way line of Exchange Place (variable right-of-way at this point); thence, along the northwest right-of-way line of Exchange Place, North 86 degrees 13 minutes East 20.81 feet to a point; thence, continuing along the northwest right-of-way line of Exchange Place (a 50 foot right-of-way), the following courses and distances: (1) North 51 degrees 00 minutes East 129.25 feet to a point, and (2) along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of North 47 degrees 40 minutes East 108.08 feet and a radius of 929.934 feet) 108.14 feet to a 3/4 inch reinforcing rod found at the TRUE POINT OF BEGINNING; from the TRUE POINT OF BEGINNING as thus established, thence, leaving said northwest right-of-way line, running North 46 degrees 58 minutes West 223.30 feet to a tack found on the southeast side of Southlake Circle (private street) (said southeast side being located along the back of the southeast curb thereof); thence along the southeast side of Southlake Circle, the following courses and distances: (1) along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of North 38 degrees 00 minutes East 102.09 feet and a radius of 1447.500 feet) 102.11 feet to a point, and (2) along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of North 33 degrees 08 minutes 30 seconds East 72.86 feet and a radius of 736.276 feet) 72.89 feet to a reinforcing rod found; thence, leaving the southeast side of Southlake Circle, South 58 degrees 43 minutes 30 seconds East
228.30 feet to a 3/4-inch reinforcing rod found on the northwest right-of-way line of said Exchange Place (a 50-foot right-of-way); thence, along the northwest right-of-way line of Exchange Place, along the arc of a curve to the right (which arc is subtended by a chord having a bearing and distance of South 37 degrees 30 minutes 45 seconds West 221.02 feet and a radius of 929.934 feet)
221.55 feet to the TRUE POINT OF BEGINNING, said tract containing 1.03 acres as shown on plat of ALTA/ACSM Land Title Survey by Watts & Browning - Engineers, bearing the seal and certification of G.M. Gillespie, Georgia Registered
Professional Land Surveyor No. 2121, dated January 3, 1989, last revised November 12, 1997.

TOGETHER WITH all right, title and interest in and to the non-exclusive, perpetual easements appurtenant to the above described tract created by that certain Declaration of Easement by and among Southlake Development Properties, Decatur Federal Savings & Loan Association, Fulton National Bank of Atlanta and A-T-O Properties Inc., dated March 18, 1976, recorded in Deed Book 804, page 264, Clayton County, Georgia records, as re-recorded at Deed Book 808, page 329, aforesaid records, as amended by First Amendment to Declaration of Easement dated November 9, 1989, between Decatur Federal Saving & Loan Association and Anthony A. Petrarca, recorded December 1, 1989, in Deed Book 1600, page 658, aforesaid records.

                                    EXHIBIT B
                                    ---------

1.     All unpaid taxes and assessments for 1998 and subsequent years.

2. Terms and conditions of the unrecorded Lease Agreement between Anthony A. Petraca, as Landlord, and Eyelab, Inc., as Tenant, dated May 4, 1988, as assigned to Metric Income Trust Series, Inc., as amended.


3.    The  following  Easements  from  Southlake  Associates  to  Georgia  Power
      Company:

      (a) dated November 21, 1975, recorded December 23, 1975 in Deed Book 795, page 10, Clayton County, Georgia records (affects Fee Parcel only); and

      (b) dated February 24, 1978, recorded February 28, 1978 in Deed Book 897, page 678, aforesaid records.

4. Permit for Anchors, Guy Poles and Wires from J.W. Bealle to Georgia Power Company dated March 22, 1974, recorded April 8, 1974, in Deed Book 727, page 371, aforesaid records (affects Fee Parcel only).

5. Easement from James W. Bealle to Georgia Power Company, dated March 8, 1976, recorded March 31, 1976 in Deed Book 805, page 626, aforesaid records.

6. Water Easement from Carter & Associates to Clayton County Water Authority, dated May 11, 1977, recorded May 13, 1977 in Deed Book 859, page 196, aforesaid records.

7. Sewer Easement from Southlake Development Properties to Clayton County Water Authority, dated November 21, 1977, recorded November 22,1977 in Deed Book 886, page 853, aforesaid records.

8.     Restrictions contained in the following instruments:

      (a) Guidelines for Development of Peripheral Land among Crow, Carter Property Company No. Ten, A-T-O Properties Inc. and Rich's, Inc., dated September 6, 1974, recorded February 7, 1975 in Deed Book 759, page 443, aforesaid records; and

      (b) Peripheral Land Agreement among Southlake Associates, A-T-O Properties Inc. and R.H. Macy & Co., Inc., dated as of September 3, 1974, recorded March 21, 1975 in Deed Book 763, page 492, aforesaid records.

9. Declaration of Easement by Southlake Development Properties, dated March 18, 1976, recorded March 19, 1976 in Deed Book 804, page 264, aforesaid records, re-recorded Aril 22, 1976 in Deed Book 808, page 329, aforesaid records, as amended by First Amendment to Declaration of Easement dated November 9, 1989, between Decatur Federal Savings & Loan Association and Anthony A. Petrarca, recorded in Deed Book 1600, page 658, aforesaid records.

10. Restrictions and Covenants contained in Warranty Deed, Agreement and Declaration between Southlake Development Properties and Far West Services, Inc., dated as of August 21, 1978, recorded August 22, 1978 in Deed Book 920, page 399, aforesaid records.

11. Restrictive Covenants and Reservations contained in Warranty Deed, Agreement and Declaration between Southlake Development Properties and Decatur Federal Savings & Loan Association, dated March 18, 1976, recorded March 19, 1976 in Deed Book 804, page 251, aforesaid records, re-recorded April 22, 1976 in Deed Book 808, page 337, aforesaid records, and re-recorded May 10, 1976 in Deed Book 810, page 503, aforesaid records (affects Easement Parcel only).

12. Permit for Anchors, Guy Poles and Wires from Scott Development Co. to Georgia Power Company dated March 14, 1974, recorded April 8, 1974 in Deed book 727, page 372, aforesaid records (affects Easement Parcel only).

13. All Matters disclosed by plat of ALTA/ACSM Land Title Survey prepared by Watts & Browning Engineers, bearing the seal and certification of G.M. Gillespie, Georgia Professional Land Surveyor No. 2121, dated January 3, 1989, last revised November 12, 1997, and such state of facts occurring after November 12, 1997 as would be disclosed by a current, accurate survey and inspection of the real property herein described.





                                    EXHIBIT L
                                    ---------

                            Form of Letter to Tenant
                            ------------------------



                                  March 3, 1998
Pearle Vision, Inc.


         Re: Lease Agreement (the "Lease") dated May 4, 1988 between Anthony A. Petrarca, as Landlord and Eyelab, Inc., as Tenant, as assigned by Anthony A. Petrarca to Metric Income Trust Series, Inc. by Assignment of Lease and Intangible Property dated November 29, 1989, as amended by that certain First Amendment to Lease dated March 31, 1997, between Pearle Vision, Inc., the successor-in-interest to Eyelab, Inc., and Metric Income Trust Series, Inc., the successor-in-interest to Anthony A. Petrarca, with respect to approximately 5,755 square foot free-standing retail store located at 1281 Southlake Circle, Morrow, Georgia

Gentlemen:

         You are hereby notified that Metric Income Trust Series, Inc. has sold its fee interest in the property located at 1281 Southlake Circle, Morrow, Georgia and has assigned its interest as Landlord under your Lease to London Realty Company, L.P. ("Buyer").

         You are further notified that any prepaid rents under your Lease have been transferred to Buyer.

         You are further notified that commencing as of the date hereof, all rental payments under your Lease should be paid to Buyer. Please make your rent checks payable to London Realty Company, L.P., and please mail the rent checks to 2931 Piedmont Road, N.E., Suite E, Atlanta, Georgia 30305.

         Please have a new insurance certificate issued with respect to all insurances which you are required to carry pursuant to the Lease naming London Realty Company, L.P. as the Owner and Landlord instead of Metric Income Trust Series, Inc., and send the new insurance certificate to the address in the preceding paragraph.

         Any written notices you desire or are required to make to the Landlord under your lease should be sent to the Buyer at the above address.

                                              Very truly yours,

                                              METRIC INCOME TRUST SERIES, INC.


                                              By: /s/ Herman H. Howerton
                                                  ----------------------
                                                  Name: Herman H. Howeton
                                                  Title: Vice President

                                    EXHIBIT M
                                    ---------

                          Form of Estoppel Certificate
                          ----------------------------

                                                               February 27, 1998

         Re: Lease Agreement dated May 4, 1988 between Anthony A. Petrarca, as Tenant, and Eyelab, Inc. ("Lessee"), as Tenant, as assigned by Anthony A. Petrarca to Metric Income Trust Series, Inc. ("Lessor") by Assignment of Lease and Intangible Property dated November 29, 1989, as amended by that certain First Amendment to Lease dated March 31, 1997, between Pearle Vision, Inc., the successor-in-interest to Eyelab, Inc., and Metric Income Trust Series, Inc., the successor-in-interest to Anthony A. Petrarca (the "Lease") with respect to an approximately 5,755 square foot free-standing retail store located at 1281 Southlake Circle, Morrow, Georgia

Gentlemen:

                  Lessee understands that London Realty Company, L.P., a Georgia limited partnership, is considering acquiring the above-referenced building (the "Building") and has requested certain information from Lessee relative to its Lease.

                  Therefore,   with   respect  to  the  Lease,   Lessee   hereby
acknowledges the following:

                  1. A complete, true and accurate copy of the Lease and all amendments or modifications thereto is attached hereto as Schedule 1.

                  2. Lessee has accepted the premises demised under the Lease.

                  3. The Commencement Date of the Lease is September 27, 1988 and the term of the Lease has been extended so that it expires on March 31, 2007. There are no renewal options.

                  4. Lessee has paid Lessor a security deposit under the Lease in the amount of $-0-.

                  5. Current base monthly rental under the Lease is $9,057.75 which has been paid through and including February 28, 1998.

                  6. To Lessee's actual knowledge, there are no defaults of Lessor under the Lease nor any existing conditions which upon the giving of notice or lapse of time or both would constitute a default under the Lease except as follows:

                  7. Lessee has been billed and has paid $0 for insurance reimbursement to Lessor applicable to the period of time commencing 02/01/98 through 02/28/98.



                                        Lessee:

                                        PEARLE VISION, INC., formerly known as
                                        Eyelab, Inc.

                                        By: /s/
                                            ---

                                            Its:Vice President
                                                --------------


Dated:  February 27, 1998

                        SELLER'S FINAL CLOSING STATEMENT
                        --------------------------------
Seller's Final Closing Statement, dated March 3, 1998 is not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Final Closing Statement upon request.

                           AFFIDAVIT OF SELLER'S GAIN
                           --------------------------
Affidavit of Seller's Gain, executed by Herman H. Howerton, Vice President of Registrant, is not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Affidavit of Seller's Gain upon request.

                               ESCROW INSTRUCTIONS
                               -------------------
Escrow Instructions, in the form of a letter dated February 24, 1996 to Chicago Title Insurance Co., signed by Buyer's and Seller's counsels, is not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Escrow Instructions upon request.

             ASSIGNMENT, ACCEPTANCE and NOTICE/REPLACEMENT PROPERTY
                          CONTRACT/DIRECTION TO CONVEY
                          ----------------------------
Assignment, Acceptance and Notice/ Replacement Property Contract/ Direction to Convey is not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Assignment, Acceptance and Notice/ Replacement Property Contract/ Direction to Convey upon request.

             AGREEMENT BETWEEN SECONDARY CLIENT AND LAW ENGINEERING
                          ENVIRONMENTAL SERVICES, INC.
                          ----------------------------
Agreement between Secondary Client and Law Engineering and Environmental Services, Inc., is not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Agreement upon request.

             CERTIFICATE THAT PEARLE VISION INC. HAS NOT BEEN BILLED
                            FOR TAXES AND INSURANCE
                            -----------------------
Certificate that Pearle Vision, Inc. has not been billed for taxes and insurance for 1998 is not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Certificate upon request.

                        ALTA/ACSM LAND TITLE SURVEY MAPS
                        --------------------------------
ALTA/ACSM Land Title Survey maps, dated January 3, 1989, are not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said maps upon request.

                       PURCHASER'S AFFIDAVIT AS TO BROKERS
                       -----------------------------------
Purchaser's Affidavit as to Brokers is not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Affidavit upon request.

          UNCONDITIONAL WAIVERS AND RELEASES OF COMMERCIAL REAL ESTATE
                                 BROKER'S LIENS
                                 --------------
Unconditional Waivers and Releases of Commercial Real Estate Broker's Liens from Equitable Management Corporation, Cannon Financial, Inc., and SSR Realty Advisors, Inc., are not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Waivers and Releases upon request.